Exhibit 99.1

Agreement Regarding the Joint Filing of
Schedule 13D

The undersigned hereby agree as follows:

     (i) Each of the undersigned is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

     ii) Each of the undersigned is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated May 18, 2005
/s/ Gary S. Robinson

Gary S. Robinson

Dated May 18, 2005
/s/ Richard B. George

Richard B. George

Dated May 18, 2005
/s/ Ian C. Hatchell

Ian C. Hatchell

Dated May 18, 2005
/s/ Mukhtiar Singh Sohal

Mukhtiar Singh Sohal

Dated May 18, 2005
/s/ Simon M. Coates

Simon M. Coates

Dated May 18, 2005
/s/ Xufei Song

Xufei Song

Dated May 18, 2005
/s/ Manfred Unger

Manfred Unger

Dated May 18, 2005
/s/ Martyn P. Booker

Martyn P. Booker